U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 8, 2007

MIKRON INFRARED, INC.
(Exact name of issuer as specified in its charter)

New Jersey	0-15486	22-1895668
(State or Other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

16 Thornton Road, Oakland, New Jersey 07436
(Address and Zip Code of Principal Executive Offices)

(201) 405-0900
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On February 8, 2007, we entered into a definitive agreement and plan of merger (the “Agreement”) with LumaSense Technologies, Inc. (the “Buyer”) and Red Acquisition Corporation (the “Buyer Subsidiary”), a wholly owned subsidiary of the Buyer. Pursuant to the Agreement, the Buyer Subsidiary will be merged with and into Mikron (the “Merger”). Upon consummation of the Merger, Mikron’s shareholders will receive $11.50 in cash for each of the 5,588,556 outstanding shares of our common stock. In addition, the holders of options to purchase 77,500 shares of our common stock will receive cash payments equal to the product obtained by multiplying the number of shares issuable under those options by the difference between $11.50 and the respective exercise prices of those options.

Our Board of Directors, based in part on fairness opinions received from Houlihan Lokey Howard & Zukin Financial Advisors, Inc. and Capitalink, L.C., has approved the Agreement and the Merger and has authorized the preparation of proxy materials containing the Board’s recommendations that the terms of this Agreement are fair to and in the best interests of our shareholders, and that our shareholders vote in favor of the adoption of the Agreement and the consummation of the transactions contemplated therein. Each of our directors has agreed in writing to vote in favor of the transaction. Those directors collectively hold approximately 21.4% of our outstanding common stock.

It is our intention to hold a special meeting of our shareholders during April 2007 for the purposes of approving and adopting the Agreement and authorizing the consummation of the Merger in the manner to be described in the proxy materials to be disseminated in connection with that meeting.

We are providing the following information pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12):

Our shareholders are advised to read the proxy statement regarding the proposed Merger when it becomes available, because it will contain important information. We expect to mail a proxy statement about the Merger to our shareholders and will file such proxy statement with the Securities and Exchange Commission. Shareholders may obtain a free copy of the proxy statement (when available) and other documents filed by us at the Securities and Exchange Commission’s web site at http://www.sec.gov. Shareholders can also obtain, free of charge, copies of the proxy statement (when available), together with any other documents that we have filed with the SEC, by directing a request to Mikron Infrared, Inc., attention: Investor Relations, telephone: (201) 405-0900.

On February 9, 2007, we issued a press release reporting our execution of the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

The following financial statements, pro forma financial information and exhibits have been filed as part of this Report:

(a) Financial statements of businesses acquired — none

(b) Pro forma financial information — none

(c) Exhibits

Number	Description

10.19	Agreement and Plan of Merger dated February 8, 2007 between and among Mikron Infrared, Inc., LumaSense Technologies, Inc. and Red Acquisition Corporation.

99.1
Press release of Mikron Infrared, Inc. announcing execution of the Agreement and Plan of Merger dated February 8, 2007 between and among Mikron Infrared, Inc., LumaSense Technologies, Inc. and Red Acquisition Corporation.

Signature

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Mikron Infrared, Inc.

Dated: February 12, 2007	By:	/s/ Gerald D. Posner
Gerald D. Posner, President
and Chief (Principal) Executive Officer

By:	/s/ Paul A. Kohmescher
Paul A. Kohmescher, Vice President
and Chief (Principal) Financial Officer

Exhibit Index

Number	Description

10.19	Agreement and Plan of Merger dated February 8, 2007 between and among Mikron Infrared, Inc., LumaSense Technologies, Inc. and Red Acquisition Corporation.

99.1
Press release of Mikron Infrared, Inc. announcing execution of the Agreement and Plan of Merger dated February 8, 2007 between and among Mikron Infrared, Inc., LumaSense Technologies, Inc. and Red Acquisition Corporation.